UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2015

WASHINGTON PRIME GROUP INC.*

(Exact name of registrant as specified in its charter)

INDIANA

(State or Other Jurisdiction of Incorporation)

001-36252	046-4323686
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street

Columbus, Ohio 43215

(Address of Principal Executive Offices and Zip Code)

(614) 621-9000

(Registrant’s Telephone Number, Including Area Code)

* On January 15, 2015, Washington Prime Group Inc. began doing business as WP Glimcher.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2015, the Compensation Committee of the Board of Directors of Washington Prime Group Inc. (“WPG”) awarded 2014 cash bonuses to Mark S. Ordan, C. Marc Richards, Butch Knerr, Robert P. Demchak and Michael Gaffney, who served during 2014 as WPG’s Chief Executive Officer; Chief Financial Officer; Executive Vice President and Chief Operating Officer; General Counsel and Secretary; and Senior Vice President of Capital Markets, respectively.  The Compensation Committee based its determinations on a review of company performance, including the company’s financial results compared to previously-established goals, the company’s strategic achievements and the Compensation Committee’s assessment of individual management contributions and performance.  The bonus amounts awarded are as follows:  Mr. Ordan, $1,793,836; Mr. Richards, $393,750; Mr. Knerr, $288,750; Mr. Demchak, $246,094; and Mr. Gaffney, $218,750.  The bonus amounts expressed as a percentage of base salaries are as follows: Mr. Ordan, 300%; Mr. Richards, 150%; Mr. Knerr, 175%; Mr. Demchak, 112.5%; and Mr. Gaffney, 125%.  In each case, the actual bonus amount awarded was pro-rated for the executive’s period of employment during 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON PRIME GROUP INC.
(Registrant)

Date: February 27, 2015	By:	/s/ Robert P. Demchak
	Name:	Robert P. Demchak
	Title:	Secretary and General Counsel